SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8 - K

                                 CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934

Date  of  Report:  June  6,  2005
                            PACIFIC PEAK INVESTMENTS
                            ------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              Nevada                     000-3084133           90-0093439
(State or other jurisdiction of         (Commission     (IRS Employer ID Number)
 incorporation or organization)         File Number)

               12607 HIDDEN CREEK WAY, SUITE S, CERRITOS, CA 90703
               ---------------------------------------------------
                    (Address of principal executive offices)

                                 (562) 623-4040
                                 --------------
               Registrant's telephone number, including area code

                            PACIFIC CREST INVESTMENTS
                            -------------------------
                            (FORMERLY BLUETORCH INC.)
                            -------------------------
                                 (Former names)

ITEM  1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

Pacific Peak Investments (the "Company") announced that it has signed a Share Purchase Agreement (dated June 6, 2005) with Titanium Design Studio, Inc. ("Titanium"), whereby the Company will invest $200,000 in Titanium in exchange for 8% of the issued and outstanding common shares of Titanium.

This investment is the first transaction of an overall funding arrangement the Company has agreed with Interim Capital Corporation ("Interim") whereby Interim, on behalf of various investors, will invest $1,040,000 in the Company over a 45-day period in exchange for 20,800,000 common shares of the Company. As of June 10, 2005, 7,000,000 common shares have been issued by the Company as part of this funding agreement, with receipt of $275,000 in cash and a Promissory Note for $75,000.

It is the intention of both the Company and Interim to continue to work in partnership to identify additional potential investment opportunities for the Company.


SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC  PEAK  INVESTMENTS
DATE:   JUNE  10,  2005     /S/  BRUCE  MACGREGOR
                            ---------------------
     BRUCE  MACGREGOR,  CHIEF  EXECUTIVE  OFFICER